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                                                                 Exhibit (e)(6)

AMERICAN GENERAL
Life Companies

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                            EXECUTIVE ADVANTAGE/SM/
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                         DOLLAR COST AVERAGING REQUEST
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
Policy Number:
Policyholder:
                                                          (Last Name, First Name, Middle Name)
Insured:                                                   Social Security No.:       -      -
          (Last Name, First Name, Middle Name)

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For the purpose of Dollar Cost Averaging, I hereby authorize monthly transfers from my Money Market Subaccount into other Subaccounts as indicated below.

  Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

GUARANTEED ACCOUNT                                       % GOLDMAN SACHS VARIABLE INSURANCE TRUST

AIM VARIABLE INSURANCE FUNDS                               Strategic International Equity Fund          %
(INVESCO VARIABLE INSURANCE FUNDS)                         Structured U.S. Equity Fund                  %
Invesco V.I. High Yield Fund                             % JPMORGAN INSURANCE TRUST
Invesco V.I. American Value Fund                         % Small Cap Core Portfolio                     %

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES                 NEUBERGER BERMAN ADVISERS MANAGEMENT
FUND                                                       TRUST
Growth Portfolio - Class A                               % AMT Large Cap Value Portfolio                %
Growth & Income Portfolio - Class A                      % PIMCO VARIABLE INSURANCE TRUST
Large Cap Growth Portfolio - Class A                     % High Yield Portfolio - Admin. Class          %
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                 Long-Term U.S. Gov't Portfolio -
                                                           Admin. Class                                 %
VP Income & Growth Fund                                  % Real Return Portfolio - Admin. Class         %
VP International Fund                                    % Short-Term Portfolio - Admin. Class          %
BLACKROCK VARIABLE SERIES FUNDS, INC.                      Total Return Portfolio - Admin. Class        %
BlackRock Basic Value V.I. Fund - Class I                %
BlackRock Capital Appreciation V.I. Fund -                 THE UNIVERSAL INSTITUTIONAL FUNDS,
Class I                                                  % INC.
BlackRock U.S. Government Bond V.I. Fund -                 Emerging Markets Equity Portfolio -
Class I                                                  % Class I                                      %
BlackRock Value Opportunities V.I. Fund - Class I          Core Plus Fixed Income Portfolio -
                                                         % Class I                                      %
FIDELITY VARIABLE INSURANCE PRODUCTS                       Mid Cap Growth Portfolio - Class I           %
VIP Balanced Portfolio - Initial Class                   %
VIP Contrafund Portfolio - Initial Class                 % VALIC COMPANY I
VIP Index 500 Portfolio - Initial Class                  % International Equities Fund                  %
VIP Money Market Portfolio - Initial Class               % Mid Cap Index Fund                           %
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS             Small Cap Index Fund                         %
Developing Markets Securities Fund - Class 2             % VANGUARD VARIABLE INSURANCE FUND
Foreign Securities Fund - Class 2                        % Total Bond Market Index Portfolio            %
Growth Securities Fund - Class 2                         % Total Stock Market Index Portfolio           %

Dollar Cost Averaging Executive Advantage 05/13

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Select one transfer option:
[_]$      per month. Automatic transfers will continue until my balance in the
   Money Market Subaccount is depleted.
[_]Entire current balance in the Money Market Subaccount over       months
   (maximum 24).
   I understand that If I elect Dollar Cost Averaging in conjunction with my Application, automatic transfers will be effective as of the first Monthly Anniversary following the end of the Free Look Period. Otherwise, automatic transfers will be effective as of the second Monthly Anniversary following your receipt of my request. I understand that the use of Dollar Cost Averaging does not guarantee investment gains or protect against loss in a declining market.

   I understand that automatic transfers will remain in effect until one of the following occurs:

  1.  My balance in the Money Market Subaccount is
      depleted;                                                   4.  The Policy ends without value; or

  2.  You receive my written request to cancel future transfers;  5.  I submit a new Dollar Cost Averaging Request form.

  3.  You receive notification of the Insured's death;
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As Policyholder, I represent that the statements and answers in this Dollar
Cost Averaging request are written as made by me and are complete and true to the best of my knowledge and belief.

Signature of Insured                     Signature of Policyholder (if other than Insured)

                                    ,20
Date Signed
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Dollar Cost Averaging Executive Advantage 05/13